UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017

Vanguard Natural Resources, Inc.
(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The purpose of this Current Report on Form 8-K is to, among other things, file the unaudited pro forma condensed consolidated financial information of Vanguard Natural Resources, Inc. (“Vanguard”) as set forth in Item 9.01 below, giving effect to (i) reorganization adjustments, (ii) the Company’s application of fresh-start accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification 852, Reorganizations, (iii) the transition to the Successful Efforts Method of Accounting for our oil and natural gas properties and (iv) the SCOOP/STACK Divestiture previously disclosed in filings with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits

(b) Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial information of Vanguard, as adjusted to give effect to its plan of reorganization, fresh-start accounting and the transition to the Successful Efforts Method of Accounting for our oil and natural gas properties for the nine months ended September 30, 2017, and as adjusted to give effect to the SCOOP/STACK Divestiture and its plan of reorganization, fresh-start accounting and the transition to the Successful Efforts Method of Accounting for our oil and natural gas properties for the year ended December 31, 2016, and the notes related thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1
The unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2017, and the year ended December 31, 2016, which give effect to the Company’s plan of reorganization, fresh-start accounting, the transition to the Successful Efforts Method of Accounting for our oil and natural gas properties and the SCOOP/STACK Divestiture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: November 21, 2017	By:	/s/ R. Scott Sloan
	Name:	R. Scott Sloan
	Title:	Executive Vice President and Chief Financial Officer